Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Xencor, Inc.

Monrovia, California

We hereby consent to the incorporation by reference in the Registration Statement on Form S‑8 (No. 333‑191689) of Xencor, Inc. of our report dated February 20, 2015, relating to the financial statements which appears in this Form 10‑K.

/s/ BDO USA, LLP

Los Angeles, California

February 20, 2015